UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 20, 2007

Spark Networks, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-51195	20-8901733
(Commission File Number)	(IRS Employer Identification No.)

8383 Wilshire Boulevard, Suite 800, Beverly Hills, California	90211
(Address of Principal Executive Offices)	(Zip Code)

(323) 658-3000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 20, 2007, Christopher S. Gaffney provided notice of his resignation as a director of Spark Networks, Inc. (the “Company”) effective on the date of the Company’s next annual meeting of stockholders, which is currently scheduled for October 8, 2007. Mr. Gaffney’s resignation was not due to any disagreement with the Company.

Item 8.01 Other Events.

On August 20, 2007 Spark Networks, Inc. announced a stock buyback program for 500,000 shares of its common stock. The Company completed the stock buyback program on August 21, 2007. Attached hereto as Exhibits 99.1 and 99.2, and incorporated herein by reference, is the Company’s press releases announcing the stock buyback program and its completion.

Item 9.01. Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release Dated August 20, 2007

99.2	Press Release Dated August 21, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARK NETWORKS, INC.

Date: August 21, 2007
	By:	/s/ Joshua A. Kreinberg
	Name:	Joshua A. Kreinberg
	Title:	General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release Dated August 20, 2007

99.2	Press Release Dated August 21, 2007